Exhibit 23.1


ANDERSEN ANDERSEN & STRONG, L.C.                  941 East 3300 South, Suite 202
Certified Public Accountants                          Salt Lake City, Utah 84106
and Business Consultants                                  Telephone 801 486-0096
Member SEC Practice Section of the AICPA                        Fax 801 486-0098




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


Alliance Consumer International, Inc.

We hereby consent to the use of our report dated April 15, 2001 for the period ended March 31, 2001 to be included in the form 10 in accordance with Section 12 of the Securities Exchange Act of 1934.



                                             s/  ANDERSEN ANDERSEN & STRONG
                                            -----------------------------------
                                             Andersen Andersen & Strong L.L.C.
April 15, 2001
Salt Lake City, Utah



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